Exhibit 10.39

First Amendment
to the Xcel Energy Senior Executive Severance and Change-In-Control Policy

THIS FIRST AMENDMENT is made this 25th day of October 2006, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor has reserved the right to make amendments to the Policy, and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) wishes to amend the Policy in certain respects effective October 22, 2009, and, in accordance with the requirements under Section 7.1(b) of the Policy, the Principal Sponsor has provided notice that it does not wish to extend the “Term” as defined in said Section 7.1(b) beyond October 21, 2009.

NOW, THEREFORE, the Board hereby amends the Policy effective October 22, 2009, as follows:

1.               SCHEDULE I, Participants, as attached hereto and made a part of this Policy is hereby amended, effective October 22, 2009, by deleting the Severance Multiple of “2” provided therein for all Participants who are not entitled to receive Separation Benefits under Section 4.2(a) of the Policy on account of a termination of employment occurring prior to October 22, 2009, and inserting in lieu thereof the Severance Multiple “1” for such Participants.

2.               Article VIII MISCELLANEOUS is amended by the addition of new Section 8.6, to read as follows:

Sec. 8.6    Tax Penalty Avoidance.   The provisions of this Policy are not intended, and should not be construed to be legal, business or tax advice. The Company, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

3.               Savings Clause.   Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective October 22, 2009.

Xcel Energy Inc.
/s/ Richard C. Kelly
By: Richard C. Kelly
Its Chairman, President and Chief Executive Officer